Exhibit 10.1

STOCK PURCHASE AGREEMENT

AGREEMENT dated as of June 29, 2005 between Primavera Systems, Inc., a Pennsylvania corporation (the “Buyer”) and i2 Technologies, Inc., a Delaware corporation (the “Seller”).

BACKGROUND

A. Seller owns 1,205,612 shares of the issued and outstanding Series A Convertible Preferred Stock (the “Stock”) of Primavera Software, Inc., a Pennsylvania corporation (“Software”).

B. Seller desires to sell the Stock to Buyer who desires to purchase such Stock upon the terms and conditions stated in this Agreement.

NOW, THEREFORE, intending to be legally bound, Buyer and the Seller agree as follows:

1. Sale and Purchase of Stock. On the Closing Date (as defined below), Seller shall sell, transfer, assign and deliver the Stock to Buyer who shall purchase and acquire such Stock from Seller, free and clear of all liens, encumbrances, security interests, pledges, options, claims and rights of others of any nature whatsoever, except for the obligations (“Obligations”) which require that Buyer be bound by the terms and conditions as set forth in the Amended and Restated Investor’s Rights Agreement dated October 19, 2000 (“Rights Agreement” ).

2. Purchase Price and Payment

The total purchase price paid by Buyer to Seller for the Stock shall be $11 million (U.S. Dollars) (the “Purchase Price”). The Purchase Price shall be paid on the Closing Date by Buyer’s delivery of the Purchase Price by wire transfer to a bank account as designated by Seller in writing to Buyer at least one day prior to the Closing.

3. Representations and Warranties of Seller. Seller represents and warrants to Buyer that the statements set forth in each and every subsection of this Section 3 are true and correct as of the date hereof and will be true and correct as of the Closing:

(a) Seller has, and will sell, assign, transfer and deliver to Buyer at Closing, good, marketable and unencumbered title to the Stock free and clear of all liens, encumbrances, security interests, pledges, claims, options and rights of others except for the Obligations. Seller has full power, legal capacity and authority to transfer the Stock to Buyer. There are no options, warrants, agreements, rights or other commitments of, or granted by, Seller which entitles or, if exercised, could entitle any person or entity to purchase any or all of the Stock. The Stock constitutes all of Seller’s interest in any class of stock, capital interest, ownership rights or securities in Software. In addition, Seller has no options, warrants or other rights to purchase securities of Software.

(b) Seller has duly executed and delivered this Agreement and the execution, delivery and performance by Seller of this Agreement will not conflict with or violate any provision of any agreement or instrument to which Seller is a party or by which Seller or any of its Stock is bound, including without limitation any exclusivity, “no shop” or similar agreement. This Agreement is, and all instruments required to be delivered by Seller hereunder when delivered will be, the legal, valid and binding obligation of Seller enforceable against Seller in accordance with its the terms. Seller is not owed any monies by, and has no claim or cause of action against Software, Buyer or their respective successors or assigns, except as provided in this Agreement.

4. Representations and Warranties of Buyer. Buyer represents and warrants to Seller that the statements set forth in each and every subsection of this Section 4 are true and correct as of the date hereof and will be true and correct as of the Closing:

(a) Buyer has duly executed and delivered this Agreement and the execution, delivery and performance by it of this Agreement will not conflict with or violate any provision of any agreement or instrument to which it is a party.

(b) This Agreement is, and all instruments required to be delivered by it or Software hereunder when delivered will be, each’s legal, valid and binding obligation enforceable against it in accordance with its terms. Neither Buyer nor Software has a claim or cause of action against Seller.

5. Survival of Representations and Warranties; Indemnification.

(a) Each representation and warranty of Seller and Buyer, as applicable, contained herein is independent of all other representations and warranties contained herein (whether or not covering identical or related subject matter) and must be independently and separately complied with and satisfied. All representations and warranties made by Seller and Buyer in this Agreement shall survive the execution, delivery and performance of this Agreement and the Closing.

(b) Seller shall defend (with legal counsel of its choice reasonably satisfactory to Buyer), indemnify and hold harmless each of Buyer and Software against any and all actions, claims, losses, expenses, damages, costs and liabilities (including, but not limited to, attorneys fees, costs and interest) resulting or arising from any breach or purported breach of this Agreement, or of any misrepresentation or breach of warranty, by Seller. Seller’s indemnification obligation to Buyer and Software hereunder shall be limited to an amount equal to the Purchase Price. Buyer and Software, at their option and sole cost, shall have the right to participate in any defense undertaken by Seller, with legal counsel of their own selection.

6. Closing. The transactions contemplated by this Agreement shall be consummated at a closing (the “Closing”) to take place on June 30, 2005 (the “Closing Date”), at 10:00 a.m. EST, and at such place that the parties may mutually agree upon in writing or via email.

7. Conditions to Closing.

(a) The obligations of Buyer to Seller to purchase Seller’s Stock are subject to the fulfillment and satisfaction of the following conditions:

(1) Seller shall deliver to Buyer the stock certificate representing the Stock being purchased by Buyer and the assignment separate from the certificate in the form of Exhibit “A” attached hereto.

(2) Seller shall deliver to Buyer a receipt for the Purchase Price in the form of Exhibit “B” attached hereto.

(3) Seller shall deliver to Buyer the general release in the form of Exhibit “C” attached hereto.

(4) The representations and warranties of Seller contained in this Agreement will be true and correct on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

(5) Seller will have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

(b) The obligation of Seller to sell its Stock to Buyer is subject to the fulfillment and satisfaction of the following conditions:

(1) Buyer shall pay the Purchase Price to Seller as required by Section 2.

(2) Buyer and Software shall deliver to Seller the general release in the form of Exhibit “D” attached hereto.

8. Costs

Subject to any indemnification rights of Buyer as set forth in Section 5(b), Buyer, on the one hand, and Seller, on the other hand, each shall be solely responsible for their own legal and accounting fees incurred in connection with the transactions contemplated by this Agreement.

9. Entire Agreement

This is the entire agreement (together with exhibits) among the parties with respect to the subject matter hereof and it may not be terminated, modified or amended except in a writing executed by each party hereto affected by such termination, modification or amendment. This Agreement supersedes all prior agreements and understandings among the parties with respect to its subject matter.

10. Notices

All notices, claims, demands or other communications hereunder or in connection with the transactions contemplated hereby will be in writing and will be deemed to have been duly given if hand delivered, or mailed by registered or certified mail, postage prepaid, return receipt requested, or delivered by a nationally recognized overnight courier or delivery service, expenses prepaid, or sent by telecopier or email if such telecopy or email is confirmed in writing by one of the other methods provided in this Section as follows:

If to Buyer:

Primavera Systems, Inc.

Three Bala Plaza West

Bala Cynwyd, PA 19004

with a copy to:

Alan H. Lieblich, Esquire

Blank Rome LLP

One Logan Square

Philadelphia, PA 19103

If to Seller:

i2 Technologies, Inc.

11701 Luna Road

Dallas, TX 75234

Attention: General Counsel

or such other address as the person or entity to whom notice is to be given may have previously furnished to the other party in writing in the manner set forth above. All notices will be deemed received on the date of delivery, or if mailed, on the date appearing on the return receipt therefor.

11. Miscellaneous

This Agreement is binding upon, inures to the benefit of, and is enforceable by the parties hereto and their respective successors and assigns. This Agreement may be executed in two or more counterparts, each of which as so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement as to any party hereto to produce or account for more than one such counterpart executed by such party. The Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective only to the extent of such invalidity, illegality or unenforceability, without in any way affecting the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction. This Agreement shall be governed by the substantive laws (without reference to choice of laws rules) of the

Commonwealth of Pennsylvania applicable to contracts executed and to be performed in Pennsylvania. The parties agree to the exclusive jurisdiction of the Courts (State and/or Federal) of Pennsylvania in connection with any and all disputes, actions or proceedings between or among the parties hereto and relating to this Agreement. Buyer and Seller, in any litigation relating to this Agreement in which they shall be adverse parties, waive trial by jury. No delay on the part of any party in exercising any right, power or privilege hereunder, or any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PRIMAVERA SYSTEMS, INC.

By:	/s/ Joel M. Koppelman
Name:	Joel M. Koppelman
Its:	President and Chief Executive Officer

i2 TECHNOLOGIES, INC.

By:	/s/ Robert C. Donohoo
Name:	Robert C. Donohoo
Its:	Senior Vice President and General Counsel

EXHIBIT “A”

ASSIGNMENT SEPARATE FROM CERTIFICATE

For Value Received, i2 Technologies, Inc. (“i2”) hereby sells, assigns and transfers unto Primavera Systems, Inc. (“Primavera”) 1,205,612 Shares of the Series A Convertible Preferred Stock of Primavera Software, Inc. (“Corporation”) standing in i2’s name on the books of said Corporation represented by Certificate No. A1 herewith and do hereby irrevocably constitute and appoint                                          attorney to transfer the said stock on the books of said Corporation with full power of substitution in the premises.

i2 TECHNOLOGIES, INC.

By:
Name:
Its:

Dated:

In the presence of:

EXHIBIT “B”

RECEIPT

The undersigned, i2 Technologies, Inc. (“Seller”), hereby acknowledges receipt of the sum of Eleven Million Dollars (U.S. Dollars) ($11,000,000) from Primavera Systems, Inc. (“Buyer”) in consideration for Seller’s sale to Buyer of 1,205,612 shares of Series A Convertible Preferred Stock of Primavera Software, Inc., a Pennsylvania corporation.

IN WITNESS WHEREOF, the undersigned has executed this Receipt on this              day of                     .

i2 TECHNOLOGIES, INC.

By:
Name:
Its:

EXHIBIT “C”

GENERAL RELEASE

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, i2 Technologies, Inc., a Delaware corporation (“i2”), for itself and its successors and assigns hereby releases, remises, and forever discharges Primavera Software, Inc., a Pennsylvania corporation (“Software”) and Primavera Systems, Inc., a Pennsylvania corporation (“Primavera”) and each’s predecessors, successors (by merger or otherwise) and assigns and each and every of each’s past, present and future parents, subsidiaries, affiliates, divisions and partnerships in which Primavera or Software has, had or may have any interest, and the present and future directors, officers, employees, agents, servants, shareholders and partners of each and every one of them from any and all actions, causes of action, claims, demands, rights, suits, accountings, debts, dues, accounts, bonds, covenants, contracts, agreements, duties and obligations of whatsoever kind or nature, whether at law or equity, or otherwise known or unknown, by reason of any matter or thing whatsoever which the undersigned has, had or may have against either except for obligations of Primavera pursuant to a certain Stock Purchase Agreement dated June     , 2005.

The undersigned will hold Primavera and Software harmless from and will indemnify Primavera and Software for all expenses, costs and counsel fees which Primavera and Software may suffer or incur by reason of i2’s breach of any of the provisions hereof. This General Release shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

The undersigned acknowledges that its duly authorized officers have read this GENERAL RELEASE and have received the advice of counsel with respect thereto.

IN WITNESS WHEREOF, the undersigned has caused its duly authorized officer to execute this General Release on this              day of                     .

i2 TECHNOLOGIES, INC.

By:
Name:
Its:

EXHIBIT “D”

GENERAL RELEASE

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, Primavera Software, Inc., a Pennsylvania corporation (“Software”) and Primavera Systems, Inc., a Pennsylvania corporation (“Primavera”), each for itself and its successors and assigns hereby releases, remises, and forever discharges i2 Technologies, Inc., a Delaware corporation (“i2”), and its predecessors, successors (by merger or otherwise) and assigns and each and every of its past, present and future parents, subsidiaries, affiliates, divisions and partnerships in which i2 has, had or may have any interest, and the present and future directors, officers, employees, agents, servants, shareholders and partners of each and every one of them from any and all actions, causes of action, claims, demands, rights, suits, accountings, debts, dues, accounts, bonds, covenants, contracts, agreements, duties and obligations of whatsoever kind or nature, whether at law or equity, or otherwise known or unknown, by reason of any matter or thing whatsoever which each of the undersigned has, had or may have against i2 except for obligations of i2 pursuant to a certain Stock Purchase Agreement dated June     , 2005.

The undersigned will hold i2 harmless from and will indemnify i2 for all expenses, costs and counsel fees which i2 may suffer or incur by reason of Primavera’s or Software’s breach of any of the provisions hereof. This General Release shall be construed in accordance with the laws of the Commonwealth of Pennsylvania.

Each undersigned acknowledges that its duly authorized officers have read this GENERAL RELEASE and have received the advice of counsel with respect thereto.

IN WITNESS WHEREOF, the undersigned has caused its duly authorized officer to execute this General Release on this              day of                     .

PRIMAVERA SYSTEMS, INC.
PRIMAVERA SOFTWARE, INC.

By:
Name:
Its: